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              CONVERTIBLE DEBENTURE AND WARRANT PURCHASE AGREEMENT

                                  By and Among


                         Global Strategic Holdings, Ltd.
                           Successway Holdings Limited
                                  Lampton, Inc.
                            Turbo International Ltd.


                                       and


                           Empyrean Diagnostics, Ltd.

                          -----------------------------

                            Dated as of July 9, 1998

                          -----------------------------




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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I        CERTAIN DEFINITIONS...........................................1

ARTICLE II       PURCHASE OF UNITS.............................................3

ARTICLE III      REPRESENTATIONS AND WARRANTIES................................4

ARTICLE IV       OTHER AGREEMENTS OF THE PARTIES...............................8

ARTICLE V        CONDITIONS PRECEDENT TO CLOSING..............................13

ARTICLE VI       TERMINATION..................................................15

ARTICLE VII      MISCELLANEOUS................................................16


Appendix A       Purchasers and Allocations

Exhibit A        Form of Convertible Debenture
Exhibit B        Form of Warrant
Exhibit C        Form of Opinion of Pollet Law, counsel for the Company
Exhibit D        Conversion Procedures
Exhibit E        Escrow Agreement

Schedule 3.1(a)  Subsidiaries
Schedule 3.1(c)  Capitalization
Schedule 3.1(g)  Litigation

     This CONVERTIBLE DEBENTURE AND WARRANT PURCHASE AGREEMENT is made as of July 9, 1998 (this "AGREEMENT") by and between Empyrean Diagnostics, Ltd. a Wyoming corporation (the "COMPANY"), and Global Strategic Holdings, Ltd., a Guernsey corporation, Successway Holdings Limited, a British Virgin Islands corporation, and Lampton, Inc., an Israeli corporation, and Turbo International, Ltd., a Bahamas Corporation, (referred to individually and collectively herein as the "PURCHASER").

     WHEREAS, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire certain of the Company's 0% Convertible Debentures, due July 9, 2001 (the "CONVERTIBLE DEBENTURES" or the "DEBENTURES" and Warrants to purchase shares of the Company's common stock (the "WARRANTS").

     IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     SECTION 1.1. CERTAIN DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

     "CLOSING" shall have the meaning set forth in SECTION 2.1(b).

     "CLOSING DATE" shall have the meaning set forth in SECTION 2.1(b).

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the Company's common stock, without par value.

     "DEBENTURES" means the 0% Convertible Debentures of the Company, due June 30, 2001, an example of which is attached hereto as Exhibit A.

     "DISCLOSURE DOCUMENTS" means the disclosure package, including but not limited to the Company's Business Plan dated July 9, 1998, the Company's "Company Profile" dated June 1, 1998, capitalization information, pending or threatened litigation or action, and required consents, delivered to the Purchaser in connection with the offering by the Company of the Debentures and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

     "ESCROW AGREEMENT" means the Escrow Agreement dated July 9, 1998 and attached as Exhibit E.

     "ESCROW AGENT" means Kaplan Gottbetter & Levenson LLP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

     "MATERIAL  ADVERSE  EFFECT"  shall  have the  meaning  set forth in SECTION
3.1(a).

     "NASD" means the National Association of Securities Dealers, Inc.

     "PER  SHARE  CONSIDERATION"  shall  have the  meaning  set forth in SECTION
2.1(a).

     "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "PREFERRED STOCK" shall have the meaning set forth in the recitals hereto.

     "PURCHASE PRICE" shall have the meaning set forth in SECTION 2.1(a).

     "PURCHASER" shall mean one, some or all of the persons or entities who are acquiring securities of the Company pursuant to this Agreement, as the context requires.

     "REQUIRED APPROVALS" shall have the meaning set forth in SECTION 3.1(f).

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SUBSIDIARIES" shall have the meaning set forth in SECTION 3.1(a).

     "UNDERLYING SHARES" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Debenture, as well the shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms hereof and the Warrant.

     "UNITS" means one Debenture and 1164.41 Warrants to purchase shares of Common Stock.

                                   ARTICLE II

                                PURCHASE OF UNITS

     SECTION 2.1. PURCHASE OF UNITS; CLOSING.

          (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date 600 Units, each unit consisting of one Debenture, which shall have the respective rights, preferences and privileges set forth in EXHIBIT A (the "DEBENTURE", and 1164.41 Warrants, in the form as set forth in Exhibit B, to purchase Common Stock of the Company, at a price per Unit of US$1,000.00 (the "PER UNIT CONSIDERATION"). The Per Unit Consideration multiplied by the number of Units to be purchased by the Purchaser hereunder is hereinafter referred to as the "PURCHASE PRICE." The Company shall allocate and issue the Debentures and Warrants among the individuals comprising Purchaser in accordance with Appendix 1.

          (b) The closing of the purchase and sale of the Units (the "CLOSING") shall take place al the offices of Kaplan, Gottbetter & Levenson, LLP, immediately following the execution hereof, or at such other time and/or place as the Purchaser and the Company may agree, PROVIDED, however, in no case shall the Closing take place later than the fifth day after the last of the conditions listed in ARTICLE V is satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "CLOSING DATE".

          (c) At the Closing, (i) the Company shall deliver to the Purchaser (A) one or more Debentures purchased hereunder, registered in the name of the Purchaser, (B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Company pursuant to this Agreement, and (C) the Warrant Document evidencing the Warrants, and (ii) the Purchaser shall deliver to the Company (A) the Purchase Price as determined pursuant to this ARTICLE I in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing and (B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Purchaser pursuant to this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 3.1 (a) (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT") .

          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in the Disclosure Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Units hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the

     Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.

          (d) ISSUANCE OF UNITS. The Units have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their terms. The Company has and at all times while the Units are outstanding will maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Debentures and the Warrants. When issued in accordance with the terms hereof and the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

          (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws or (ii) subject to obtaining the consents referred to in SECTION 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

          (f) CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the making of the applicable blue-sky filings under state securities laws, and other than, in all cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Closing and deliver to the Purchaser the Units free and clear of all liens (collectively, the "REQUIRED APPROVALS").

          (g) LITIGATION; PROCEEDINGS. Except as specifically disclosed in the Disclosure Documents and Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of this Agreement or the Units (ii) could, individually or in the aggregate, have a Material Adverse Effect or
     (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement.

          (h) NO DEFAULT OR  VIOLATION.  Neither the Company nor any  Subsidiary
     (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

          (i) CERTAIN FEES. No fees or commission will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby; except that upon Closing, the Company will pay to GEM Advisors, Inc. an unallocated expense allotment of US $10,000 and a fee equal to 2% of the Purchase Price.

          (j) DISCLOSURE DOCUMENTS. The Disclosure Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (k) PRIVATE OFFERING. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Units under the Securities Act) which might subject the offering, issuance or sale of the Units to the registration requirements of Section 5 of the Securities Act.

          (l) NOT A REPORTING COMPANY; ELIGIBILITY TO USE EXEMPTION UNDER 504b. The Company is not subject to the reporting requirements of Section 18 or
     Section 15d of the Exchange Act. The Company has not sold more than $250,000 of securities in the last twelve months. The Company is eligible to issue securities exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act. It is the intent of the parties that the sale of the Debentures and Warrants and the conversion of the Debentures to Common Stock shall be made in reliance upon the exemption from registration provided by Rule 504, but that the issuance of the Common Stock upon exercise of the Warrants shall not be in reliance upon Rule 504, and such stock shall be restricted stock unless it is sold pursuant to a registration statement under the Securities Act.

     Section  3.2.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER.   Each
Purchaser hereby represents and warrants to the Company as follows:

          (a) ORGANIZATION; AUTHORITY. The Purchaser is a corporation duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Units by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) INVESTMENT INTENT. The Purchaser is acquiring the Units and the Underlying Shares for its own account (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) for investment purposes only and not with a view to or for distributing or reselling such Units or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Units or Underlying Shares in compliance with applicable State securities laws and under an exemption from registration under Rule 504 of the Securities Act.

          (c) PURCHASER STATUS. At the time the Purchaser (and any account for which it is purchasing) was offered the Units, it (and any account for which it is purchasing) was, and at the date hereof, it (and any account for which it is purchasing) is, and at the Closing Date, it (and any account for which it is purchasing) will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (d) EXPERIENCE OF PURCHASER. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment.

          (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. The Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

          (f) PROHIBITED TRANSACTIONS. The Units to be purchased by the Purchaser are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

          (g) ACCESS TO INFORMATION. The Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Common Stock; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Units and to verify the accuracy and completeness of the information contained in the Disclosure Documents. Purchaser hereby acknowledges that it has received from the Company all of the information it has requested and answers to all questions which it has asked of the Company, and that it is satisfied that it has received all information about the Company which is necessary to making its decision whether to invest in the Company.

          (h) RELIANCE. The Purchaser understands and acknowledges that (i) the Units are being offered and sold, and the Underlying Shares are being offered, to it without registration under the Securities Act in a private placement chat is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

     The  Company   acknowledges   and  agrees  that  the  Purchaser   makes  no
representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Article III herein.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

     SECTION 4.1. MANNER OF OFFERING. To the extent, if any, that United States securities laws apply to the sale of the Units or the conversion of the Debentures to Common Stock, such transactions shall be done in reliance upon the exemption from registration provided by Rule 504(b) of Regulation D of the Securities Act. The Units, the Debentures, the Warrants and the Common Stock into which the Debentures are convertible will be exempt from restrictions on transfer, and will carry no restrictive legend. Accordingly, the Company will use its best efforts to insure that no actions are taken that would jeopardize the availability of the exemption with respect to these transactions. It is the intent of the parties chat the sale of the Common Stock upon exercise of the Warrants shall not be in reliance upon Rule 504, and such stock shall be restricted stock unless it is sold pursuant to a registration statement under the Securities Act.

     SECTION 4.2. FURNISHING OF INFORMATION. As long as the Purchaser owns Units or Underlying Shares, the Company will promptly furnish to it all annual and quarterly reports comparable to those required by Section 13(a) or 15(d) of the Exchange Act.

     SECTION 4.3. NOTICE OF CERTAIN EVENTS. The Company shall (i) advise the Purchaser promptly after obtaining knowledge thereof, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Units or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Units or the Common Stock under any stair securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Units or the Common Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     SECTION 4.4. COPIES AND USE OF DISCLOSURE DOCUMENTS. During the thirty day period immediately following the Closing, the Company shall furnish the Purchaser, without charge, as many copies of the Disclosure Documents, and any amendments or supplements thereto, as the Purchaser may reasonably request. The Company consents to the use of the Disclosure Documents, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Units or the Underlying Shares other than pursuant to an effective registration statement.

     SECTION 4.5. MODIFICATION TO DISCLOSURE DOCUMENTS; ADDITIONAL INFORMATION. If any event shall occur as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time the Disclosure Documents were delivered to the Purchaser, not misleading, or if it is necessary to amend or supplement the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to the Disclosure Documents (in form and substance reasonably satisfactory to the Purchaser) so that (i) as so amended or supplemented the Disclosure Documents will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to Purchaser, not misleading and (ii) the Disclosure Documents, together with additional information provided by the Company, will comply with applicable law pertaining to requirements of disclosure in connection with the sale of securities. Company and Purchaser agree to cooperate to ensure that all necessary information is provided to subsequent purchasers.

     SECTION 4.6. BLUE SKY LAWS. The Company shall cooperate with the Purchaser in connection with the qualification of the Units and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and to continue such qualification at all times through the third anniversary of the Closing Date; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

     SECTION 4.7. INTEGRATION. The Company shall not, and shall use its best efforts to ensure that its Affiliates shall not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units and/or the Common Stock underlying the Debentures in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchaser.

     SECTION 4.8. FURNISHING OF RULE 144A MATERIALS. The Company shall, for so long as any of the Units or Underlying Shares remain outstanding and during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of Units or Underlying Shares in connection with any sale thereof and any prospective purchaser of such Units or Underlying Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

     SECTION 4.9. SOLICITATION. The Company shall not solicit any offer to buy or sell the Units or Underlying Shares by means of any form of general solicitation or advertising.

     SECTION 4.10. SUBSEQUENT FINANCIAL STATEMENTS. The Company shall furnish to the Purchaser, promptly after they are filed with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Documents.

     SECTION 4.11. PROHIBITION ON CERTAIN ACTIONS.

          (a) The Company shall not directly or indirectly, without the prior consent of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity or equity-equivalent securities (a "Subsequent Sale") for a period of 180 days after Closing Date, except (i) the granting of options to employees, officers and directors under, and the issuance of shares upon exercise of options granted under, any stock option plan heretofore adopted by the Company; (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock disclosed in SCHEDULE 3.1, (iii) shares of Common Stock issued upon conversion of Debentures or exercise of Warrants in accordance herewith, (iv) issuances of securities in a firm commitment underwritten public offering, and (v) issuances of securities as consideration for a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or in connection with the disposition or acquisition of a business, product, or license by the Company.

          (b) From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (i) amend its Certificate of Incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchaser;
     (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

     SECTION 4.12. LISTING OF UNDERLYING SHARES. The Company shall use its best efforts to cause the Common Stock issuable upon conversion of the Debentures to be approved for listing on the NASD Electronic Bulletin Board (or other national securities exchange or market on which the Common Stock is listed) no later than the first day after which Debentures may be converted hereunder by the Purchaser, and shall provide to the Purchaser evidence of such listing.

     SECTION 4.13. CONVERSION PROCEDURES. EXHIBIT D attached hereto sets forth the procedures with respect to the conversion of the Debentures. In the event that the Company and the Escrow Agent receive a properly executed Conversion Notice (the "Conversion Notice") along with other documentation required by the Conversion Notice, if any, and fail to deliver or cause to be delivered to the holder of the Debentures ("Holder") identified in the Conversion Notice a certificate(s) representing the shares of Common Stock into which the Shares identified on the Conversion Notice have been converted (the "Converted Shares") within five days of the later of (i) the receipt by the Company of the Conversion Notice or (ii) the receipt by the Escrow Agent of the Conversion Notice (a "Conversion Default"), the Company shall be obligated to pay to the Holder in cash or certified check 1% of the value of the Converted Shares based on the Per Share Market Value of the Common Stock on the "'Date to Effect Conversion" as set forth in the Conversion Notice (the "Conversion Penalty") for each Business Day such Conversion Default continues. The Company shall pay the Conversion Penalty to the Holder on the third Business Day of each month following the month in which such Conversion Penalty may have accrued, by check delivered to the address for notice of such Holder set forth herein or as may have been property changed pursuant to the terms herein.

     SECTION 4.14. REGISTRATION OF UNDERLYING SHARES. So long as any Debentures remain outstanding, the Company agrees not to file a Form 10 registration statement with the Securities Exchange Commission (the "SEC"), without first having registered the issuance of the Debenture Underlying Shares under the Securities Act, and qualified such issuances in such states of the United States as the holders of the Debentures shall reasonably request. If the Company shall propose to file with the SEC any registration statement other than a Form 10 which would cause, or have the effect of causing, the Company to become subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act (a "Reporting Issuer") or to take any other action the effect of which would be to cause the Underlying Shares to be issued upon conversion of any then outstanding Debentures to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities Act), the Company agrees to give written notification of such to the Holders of the Debentures then outstanding at least two weeks prior to such filing or taking of the proposed action. If any Debentures are outstanding at the end of such notice period, the Company agrees to file a registration statement on Form S-1 or SB-2, or such other form of registration statement in which the Debenture Underlying Shares may be included, and to include in such registration statement the Underlying Shares issuable upon conversion of any then outstanding Debentures so as to permit the public resale thereof. All costs and expenses of registration shall be borne by the Company.

     Notwithstanding the foregoing, if the Company for any reason shall become a Reporting Issuer, or shall have taken any action the effect of which would be to cause the Underlying Shares to be issued upon conversion of any then outstanding Debentures to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities Act), the Company agrees to immediately file with the SEC and cause to become effective a registration statement which would permit the public resale of such Underlying Shares in such states of the United States as the Holders thereof shall reasonably request. All costs and expenses of such registration shall be borne by the Company.

     If (but without any obligation to do so under this Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the issuance of the Underlying Shares, or a registration of an offering of securities, the underwriter of which objects to registration of additional securities), the Company shall, at such time, promptly give each Holder of Debentures or Warrants written notice of such registration. Upon the written request of each Holder of Debentures or Warrants given within twenty days after mailing of such notice by the Company, the Company shall cause to be registered under such registration statement such issuances of Common Stock upon conversion of Debentures or exercise of Warrants as each such Holder has requested to be registered.

     SECTION 4.15. ESCROW. The Company agrees to enter into the escrow agreement attached hereto as Exhibit E (the "Escrow Agreement"), and to issue into said Escrow certificates to be held by the Escrow Agent (as defined in the Escrow

Agreement), registered in the name of the Purchaser and without any restrictive legend of any kind, representing a number of shares equal to that number of shares which would be issued if the full amount of the Debenture were converted at the current prevailing Conversion Price (the "Issuable Number") times 200% ("Debenture Escrow Shares") plus the number of shares equal to the number of issued warrants ("Warrant Escrow Shares"); rounded up to the nearest even 10,000 shares ("Escrow Shares"). Such certificates shall be in denominations of 10,000 shares. If at any time while any of the Debenture remain outstanding the then current Conversion Price is such that the number of shares in escrow (the "Escrow Shares") is less than 150% of the then Issuable Number plus the Warrant Escrow Shares, additional certificates (registered in the name of the Purchaser and without any restrictive legend of any kind, in 10,000 share denominations and rounded to the nearest even 10,000 share amount) shall be issued by the Company into the escrow so that the total number of Escrow Shares is at least 200% of the Issuable Number plus the Warrant Escrow Shares.

     SECTION 4.16. SHORT SELLING. Purchaser and its Affiliates agree not to engage in any short sales, swaps, purchase of puts, or other hedging activities involving the Common Stock or other securities of the Corporation. However, Purchaser may engage in short sales within three days preceding conversion where the shares issuable upon conversion are used to cover the short sale.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

     SECTION 5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase the Units is subject to the satisfaction or waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

          (a) LEGAL OPINION. The Purchaser shall have received the legal opinion, addressed to it and dated the Closing Date, of Pollet Law, counsel for the Company, substantially in the form of EXHIBIT C.

          (b) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

          (c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and compiled in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

          (d) NO MATERIAL ADVERSE EFFECT. Since the date of the financial statements included in the Disclosure Documents, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Disclosure Documents;

          (e) NO PROHIBITIONS. The purchase of and payment for the Units (and upon conversion therefore, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchaser to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchaser of the purchase of the Units or the Underlying Shares (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement);

          (f) COMPANY CERTIFICATES. The Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Certificate of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance and sale of the Units and the Underlying Shares and (ii) the incumbency of officers executing this Agreement;

          (g) NO SUSPENSIONS OF TRADING IN COMMON STOCK. Trading in the Common Stock shall not have been suspended by the Commission or the NASD or other exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

          (h) REQUIRED APPROVALS. All Required Approvals shall have been obtained; and

          (i) DELIVERY OF AGREEMENTS. The Company shall have delivered to the Escrow Agent signed copies of the Purchase Agreement, Escrow Agreement, Escrow Shares, and Wiring Instructions.

     SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue and sell the Units hereunder is subject to the satisfaction or waiver by the Company, at or to the Closing, of each of the following conditions:

          (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing
     Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

          (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and compiled in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

          (c) NO PROHIBITIONS. The sale of the Units (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or in its reasonable judgment, any other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of Units or the Underlying Shares to the Purchaser (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement).

          (d) DELIVERY OF CONSIDERATION. The Purchaser shall have delivered to the Escrow Agent signed copies of the Purchase Agreement, Escrow Agreement and the Purchase Price.

                                   ARTICLE VI

                                   TERMINATION

     SECTION  6.1.  TERMINATION  BY  MUTUAL  CONSENT.   This  Agreement  may  be
terminated at any time prior to Closing by the mutual consent of the Company and the Purchaser.

     SECTION 6.2. TERMINATION BY THE COMPANY OR THE PURCHASER. This Agreement may be terminated prior to Closing by either the Company or the Purchaser, by giving written notice of such termination to the other party, if:

          (a) the Closing shall not have occurred by June 21, 1998; PROVIDED THAt the terminating party is not then in material breach of its obligations under this Agreement in any manner that shall have caused the failure referred to in this paragraph (a);

          (b) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

          (c) there shall have been an amendment to Regulation D or an interpretive release promulgated or issued thereunder, which, in the reasonable judgment of the terminating party, would materially adversely affect the transactions contemplated hereby.

     SECTION 6.3. TERMINATION BY THE COMPANY. This Agreement may be terminated prior to Closing by the Company, by giving notice of such termination to the Purchaser, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by the Purchaser of notice of such breach.

     SECTION 6.4. TERMINATION BY THE PURCHASER. This Agreement may be terminated prior to Closing by the Purchaser, by giving notice of such termination to the Company, if:

          (a) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by the Company of notice of such breach;

          (b) there has occurred an event, since the date of the financial statements included in the Company's Disclosure Documents which could reasonably be expected to have a Material Adverse Effect; or

          (c) trading in the Common Stock has been suspended by the Commission or the NASD or other exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1. FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Units (and upon conversion thereof, the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Disclosure Documents and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (B) the issuance and delivery of the Debentures and, upon conversion thereof, the Underlying Shares, (C) the qualification of the Debentures and, upon conversion thereof, the Underlying Shares for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Purchasers' counsel relating to such registration or qualification), (D) furnishing such copies of the Disclosure Documents and all amendments and supplements thereto, as may reasonably be requested for use in connection, with resales of the Debentures and, upon conversion thereof, the Underlying Shares, and (E) the preparation of certificates for the Debentures and, upon conversion thereof, the Underlying Shares (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of the Company and (iii) all expenses and listing fees in connection with the application for quotation of the Underlying Shares in the NASD over-the-counter market.

     SECTION 7.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement together with the Exhibits, Annexes and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     SECTION 7.3. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                           With copies to:

Empyrean Diagnostics, Ltd.                   Pollet Law
2238 West Lone Cactus Drive, Suite 200       10900 Wilshire Boulevard, Suite 500
Phoenix, AZ 85027                            Los Angeles, CA 90024
Attention: Mr. Stephen Hayter                Attention: Andrew F. Pollet
Tel: 602-879-6935                            Tel: 310 208-1182
Fax: 602-879-6940                            Fax: 310 208-1154

If to the Purchaser:

Per Schedule of Purchasers and Allocations,
Appendix A

or such other address as may be designated in writing hereafter, in the same manner, by such person.

     SECTION 7.4. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     SECTION 7.5. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 7.6. SUCCESSORS AND ASSIGNS. This Agreement shall he binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     SECTION 7.7. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     SECTION 7.8. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

     SECTION 7.9. SURVIVAL. The representations and warranties of the Company and the Purchaser contained in ARTICLE III and the agreements and covenants of the parties contained in ARTICLE IV and this ARTICLE VII shall survive the Closing (or any earlier termination of this Agreement) and any conversion of Debentures hereunder.

     SECTION 7.10. COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     SECTION 7.11. PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

     SECTION 7.12. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     SECTION 7.13. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder with respect to the subsequent transfer of Debentures or Warrants and the Underlying Shares. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     IN WITNESS WHEREOF, time parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

[SIGNATURE PAGE FOLLOWS]

Empyrean Diagnostics, Ltd.              Global Strategic Holdings, Ltd.


By: /s/ Stephen Hayter                  By: /s/ Rosemary E. Marr
    -------------------------------         -------------------------------
    Stephen Hayter, President & CEO
                                        Name: Rosemary E. Marr
                                              -----------------------------

                                        Title: Director
                                               ----------------------------

Successway Holdings Limited             Lampton, Inc.


By: /s/ Angela Ho                       By: /s/ Sheldon Steinberg
    -------------------------------         -------------------------------

Name: Angela Ho                         Name: Sheldon Steinberg
      -----------------------------           -----------------------------

Title:                                  Title: Director
       ----------------------------            ----------------------------

Turbo International, Ltd.


By: /s/ Martin Christen
    -------------------------------

Name: Martin Christen
      -----------------------------

Title: President
       ----------------------------

               VOID AFTER 5:00 P.M., NEW YORK TIME ON JULY 9, 2001 WARRANT TO PURCHASE 662,910 SHARES OF COMMON STOCK

                       -----------------------------------
                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           EMPYREAN DIAGNOSTICS, LTD.
                       -----------------------------------

                   THIS WARRANT AND THE SHARES OF COMMON STOCK
                     ISSUABLE PURSUANT TO THIS WARRANT HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD,
                     PLEDGED OR OTHERWISE TRANSFERRED UNLESS
                  REGISTERED UNDER THE ACT OR AN EXEMPTION FROM
                         SUCH REGISTRATION IS AVAILABLE.

     FOR VALUE RECEIVED, Empyrean Diagnostics Ltd., a Wyoming corporation (the "Company"), grants the following rights to Global Strategic Holdings, Ltd. ("Holder"):

                                   ARTICLE 1.

                                  DEFINITIONS.

     As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Common Stock" shall mean the common stock, without par value, of the Company.

          (b) "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered.

          (c) "Exercise Date" shall mean any date upon which the Holder shall give the Company a Notice of Exercise.

          (d) "Exercise Price" shall mean the price to be paid to the Company for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof which shall be:

          $0.75425 per share from January 9, 1999 to July 9, 1999 $0.90510 per share from July 10, 1999 to July 9, 2000
          $1.05595 per share from July 10, 2000 to July 9, 2001

          (e) "Expiration Date" shall mean 5:00 p.m. (New York time) on July 9, 2001.

          (f) "Purchase Agreement" shall mean that certain Convertible Debenture and Warrant Purchase Agreement dated July 9, 1998, pursuant to which this Warrant has been issued.

          (g) "SEC" shall mean the United States Securities and Exchange Commission.

          (h) "Transfer Agent" shall mean the Company's transfer agent or its authorized successor.

          (i) "Underlying Shares" shall mean the shares of the Common Stock issuable upon exercise of the Warrant.

                                   ARTICLE 2.

                            EXERCISE AND AGREEMENTS.

     2.1 EXERCISE OF WARRANT. This Warrant shall entitle Holder to purchase up to 662,910 shares of Common Stock (the "Shares") at the Exercise Price. This Warrant shall be exercisable at any time and from time to time on or after January 9, 1999 and prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Shares hereunder shall expire and become void at the Expiration Date.

     2.2 MANNER OF EXERCISE.

          (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 Shares, except upon an exercise of this Warrant with respect to the remaining balance of Shares purchasable hereunder at the time of exercise), by delivering to the Escrow Agent and the Company (as defined in an escrow agreement dated of the same date between the Company and the Holder) (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto and (ii) a bank cashiers, certified check, or wire transfer for the aggregate Exercise Price of the Shares being purchased.

          (b) From time to time upon exercise of this Warrant, in whole or part, in accordance with its terms, the Escrow Agent will deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such exercise, subject to adjustment as described herein.

          (c) Promptly following any exercise of this Warrant, if the Warrant has not been fully exercised and has not expired, the Company will deliver to the Holder a new Warrant for the balance of the Shares covered hereby.

     2.3 TERMINATION. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

     2.4 NO RIGHTS PRIOR TO EXERCISE.  Prior to its exercise pursuant to Section
2.2 above, this Warrant shall not entitle the Holder to any voting or other rights as Holder of Shares.

     2.5 ADJUSTMENTS. In case of any reclassification, capital reorganization, stock dividend or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, stock dividend or other change of outstanding shares or Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.5. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full Share on the date of the Notice of Exercise.

     2.7 ESCROW. The Company agrees to enter into the escrow agreement attached to the Purchase Agreement hereto as Exhibit E (the "Escrow Agreement"), and to issue into said escrow certificates to be held by the Escrow Agent (as defined in the Escrow Agreement), registered in the name of the Holder and without any restrictive legend of any kind, representing a number of shares of Common Stock (in 10,000 share certificates) equal to the number of shares of this Warrant ("Escrow Shares").

                                   ARTICLE 3.

                  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

          (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights.

          (b) The Company is a corporation duly organized and validly existing under the laws of the State of Wyoming, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Shares upon any exercise of the Warrant have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

          (d) The  Company  is not  subject  to the  reporting  requirements  of
Section 13 or Section 15d of the Exchange Act. The Company has not sold more than $750,000 of securities in the last twelve months. The Company is eligible to issue securities exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act.

                                   ARTICLE 4.

                           SECURITIES LAW COMPLIANCE.

     The Shares will be acquired for Purchaser's own account for investment and not with a view to, or for resale in connection with, any distribution of the Shares within the meaning of the Securities Act of 1933. Purchaser acknowledges that it is aware that the issuance of the Shares upon exercise of this Warrant has not been registered pursuant to the Securities Act of 1933 (the "Act"), nor is it intended that they be registered, and the Purchaser has no right to require that they be registered, under the Act or under any state securities laws. The Purchaser agrees that the Shares may not be sold in the absence of registration unless such sale is exempt from registration under the Act and any applicable state securities laws. The Purchaser also acknowledges that he shall be responsible for compliance with all conditions on transfer imposed by any Commissioner of Securities of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such proposed transfer or issuing opinions in connection therewith. The certificate for the Shares shall bear the following restrictive legend:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE ACTS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     If (but without any obligation to do so under this Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the issuance of the Underlying Shares, or a registration of an offering of securities, the underwriter of which objects to registration of additional securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty days after mailing of such notice by the Company, the Company shall cause to be registered under such registration statement such Underlying Shares as each such Holder has requested to be registered.

                                   ARTICLE 5.

                                 MISCELLANEOUS.

     5.1 TRANSFER. This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company), provided that this Warrant may nat be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 5,000 Shares.

     5.2 TRANSFER PROCEDURE. Subject to the provisions of Section 5.1, Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee") and surrendering this Warrant to the Company for reissuance to the Transferee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a Holder").

     5.3 LOSS, THEFT, DESTRUCTION OR MUTILATION. If this Warrant shall became mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, last or stolen, upon the Holder filing with the Company evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, last or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

     5.4 NOTICES. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission and confirmed in writing or mailed by first-class registered or certified mail, postage prepaid at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

     5.5 WAIVER. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     5.6 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

Dated: 7/15/98                          Empyrean Diagnostics, Ltd.
       -----------------------------

Attest: [illegible]                     By: /s/ Stephen Hayter
        ----------------------------        -------------------------------
                                            Stephen Hayter, President & CEO